SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2003

Multi-Color Corporation

( Exact name of registrant as specified in charter)

Ohio (State or other jurisdiction of incorporation)	0-16148 (Commission File Number)	31-1125853 (IRS Employer Identification No.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code 513/381-1480

(Former Name Or Former Address, If Changed Since Last Report)

Item 5.	Other Events

On December 5, 2003 Multi-Color Corporation (“Company”) announced a manufacturing consolidation plan that involves consolidating the operations of the Company’s Las Vegas facility into other existing facility operations and closing the Las Vegas facility. The plant closure is expected to occur by mid-January 2004. A copy of the press release issued by the Company regarding the consolidation plan is filed herewith as Exhibit 99.1.

Exhibits:

Exhibit No.	Description of Exhibit
99.1	Copy of Press Release, dated December 5, 2003, issued by the Company, publicly announcing the actions reported therein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2003	MULTI-COLOR CORPORATION (Registrant)

	By:	/s/ Dawn H. Bertsche

Dawn H. Bertsche Vice President-Finance, Chief Financial Officer